American Stock Exchange Symbol - UEC Frankfurt Stock Exchange Symbol - U6Z Berlin Stock Exchange Symbol - U6Z
FOR IMMEDIATE RELEASE	March 4, 2008

Uranium Energy Corp Reports Independent NI 43-101 Resource Estimate at Goliad Project

Report Estimates Measured & Indicated Resource of 5.4 Million Pounds
and Inferred Resource of 1.5 Million Pounds U3O8

AUSTIN, TX - March 4, 2008 - Uranium Energy Corp (the "Company") is pleased to announce that it has completed an updated technical report (the "Technical Report") and independent resource estimate in accordance with the provisions of National Instrument 43-101 ("NI 43-101") of the Canadian Securities Administrators on its Goliad Project located in Goliad County, Texas.

The complete Goliad Project NI 43-101 Technical Report is expected to be filed and available shortly on the SEDAR website, at www.sedar.com, and on the Company's website at www.uraniumenergy.com. The Technical Report is authored by Thomas A. Carothers, P.Geo., a qualified person as defined in NI 43-101, who has over 30 years of uranium experience, substantially in the South Texas Uranium trend. His experience includes working directly for two operating ISR mining companies in South Texas, US Steel and Tenneco Uranium, during the 1970s and 1980s.

The Technical Report provides for a measured and indicated resource estimate for the Company's Goliad Project of 5,475,200 pounds at an average grade of 0.05% eU3O8, up from the previously reported and historical resource of 5.2 million pounds eU3O8 which was set forth in the Company's previously filed Goliad Project NI 43-101 technical report. An additional 1,547,500 pounds of eU3O8 at an average grade of 0.05% is classified as an inferred mineral resource in the Technical Report. The estimate is based on the results from 1,086 drill holes at the Goliad Project, 599 by Uranium Energy Corp, 487 historic.

Further details on the quantity and grade for each mineral resource category identified in the Technical Report are shown in the following tables:

Measured Mineral Resource

Cutoff GT Tons Grade %eU3O8† Pounds U3O8* Thickness (ft)
0.3 1,648,500 0.05 2,695,500 15

Indicated Mineral Resource

Cutoff GT Tons Grade %eU3O8† Pounds U3O8* Thickness (ft)
0.3 2,142,100 0.05 2,779,700 15

Measured & Indicated Resource

Cutoff GT Tons Grade %eU3O8† Pounds U3O8* Thickness (ft)
0.3 3,790,600 0.05 5,475,200 15

Inferred Mineral Resource

Cutoff GT Tons Grade %eU3O8† Pounds U3O8* Thickness (ft)
0.3 1,547,500 0.05 1,501,400 15

* Disequilibrium Factors Applied
† Values Rounded to Nearest Hundredth

Data used for the resource estimate in the Technical Report includes electric logs from each of Coastal Uranium (8), Moore Energy (479) and the Company (599). In addition, PGT logging was conducted by Moore Energy on approximately 32 selected borings in order to establish the degree of disequilibrium within the high-grade bodies. From May 2006 to December 2007, the Company completed 599 confirmation borings, including those completed for core retrieval and analysis. The core retrieval and analysis program was designed to augment and confirm the positive PGT disequilibrium ("DEF") values recorded by Moore Energy for the four mineralized sand horizons at Goliad which was reported on in the Company's previous NI 43-101 technical report.

In October 2007 the Company undertook a coring program to obtain verification data for DEF development from all four of the mineralized sands. Three core holes were completed at wide-spaced locations within each of the mineralized zones; 15 to 18 approximate one-foot samples were taken through the mineralized portion of each hole for chemical analyses for U308. Approximately 45 to 50 samples were collected from each of the defined mineralized zones (A-D).

Each of the approximately one-foot samples were analyzed for cU308. The eU308 gamma log value for that interval was determined to calculate the DEF values for each nominal one-foot sample interval. All Company core and historic PGT data from each sand zone were tabulated and weighted by data interval thickness to determine a final DEF value. The intercepts with chemical or PGT assay values below the 0.02% U308 cutoff were excluded from the calculations. Resource estimates have also been calculated using only those values greater than or equal to 0.02%. The DEF values obtained by this method are consistent with previous DEF values obtained by the PGT data logging program. The weighted values are as follows:

A Zone - 1.740
B Zone - 1.402
C Zone - 1.393
D Zone - 1.729

The values obtained for the A, B, and C zones are essentially the same as determined by the PGT method alone, however, the D-zone DEF value, with the core analyses and PGT data, is 1.729. When treated as individual one-foot values, as had been done with the A, B and C zones, and combined with the Company's assay-gamma data, and weighted by data interval thickness, the 1.729 value was reconfirmed. These values (rounded to the nearest tenth) are considered by Mr. Carothers to be appropriate for use in the current resource calculations for the Goliad Project. The DEF is taken into account with the resource estimate of pounds of uranium, but not in the average grade shown in the table above.

The method of resource calculation used for this study is referred to as the polygonal method, or the areas of equal influence ("AOI"). In this method polygons are constructed around each sample point, or drill hole intercept in this case, determined by perpendicular bisectors, drawn halfway between adjoining sample points. This method is commonly used in computing resources in tabular bodies. ESRI ArcGIS Thiessen Polygon Generator software was used to construct the polygons around each high-grade intercept. The AOI was established by the polygons, and the area within each polygon was calculated by the computer.

The grade thickness of the mineralized intercept for each respective polygon was assigned to that polygon for estimating pounds of uranium in the various categories. Tonnage factors based on laboratory bulk densities of core samples from the Goliad Project were used. A factor of 16.9 cubic feet per ton was used for the A, B, and C Zones, and a factor of 15.2 was used for the denser D Zone. Resource estimates were made using a grade cutoff of 0.02% eU3O8 at a grade thickness cutoff of 0.3 GT.

In the Technical Report Mr. Carothers writes:

"In the author's opinion, the verification coring program conducted in October 2007 at the Goliad Project was done in a professional manner that resulted in additional confirmation of the relationship between chemical assays (cU3O8) and calibrated gamma log equivalent assays (eU3O8). The results also confirmed the disequilibrium characteristics of the mineralized zones at the site and consequently the positive correlation with the historic PFN log assay and disequilibrium results. Confirmation drilling at the project during the last three months of 2007 continued to show a high potential to drill additional mineralization.

The drilling program results, verification assays of core samples, leach amenability testing results, and the success of other ISR operations mining from the Goliad Formation sands in south Texas indicate that geologic and hydrogeologic conditions at the Goliad Project are suitable for the use of ISR technology. In the author's opinion, Uranium Energy Corp should continue with the permitting process, including aquifer testing, additional drilling and the necessary tasks to complete the feasibility studies that will lead to a mining-production decision."

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and reviewed by Clyde L. Yancey, PG, Vice President of Exploration for the Company, a qualified person under policy NI 43-101.

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States.

Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release and in the Technical Report are economically or legally mineable.

About Uranium Energy Corp

Uranium Energy Corp (AMEX: UEC) is a U.S.-based junior resource company with the objective of becoming a near-term ISR uranium producer in the United States. The Company controls one of the largest historical uranium exploration and development databases in the US. Through the use of these databases, the Company has acquired advanced uranium exploration properties throughout the southwestern US. The operational management is comprised of pre-eminent uranium mining and exploration professionals, whose collective experience in the uranium mining industry gives the Company ongoing uranium mine-finding and uranium mine development expertise.

Contact North America: Investor Relations, Uranium Energy Corp
Toll Free: (866) 748-1030
Phone: (604) 682-9775
Fax: (604) 682-3591
E-mail: info@uraniumenergy.com

Stock Exchange Information:
American Stock Exchange Symbol: UEC
Frankfurt Stock Exchange Symbol: U6Z
Berlin Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US9168961038

Forward-Looking Statement Disclaimer

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". In particular, statements concerning mineral resource estimates should be viewed as forward-looking statements to the extent that they involve estimates of the mineralization that are anticipated to be encountered if the property is developed.

Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined in our most recent annual and quarterly reports on Form 10-KSB/A and Form 10-QSB, and our most recent registration statement on Form SB-2/A, as filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to: the actual results of our exploration activities; variations in the underlying assumptions associated with the estimation or realization of mineral resources; the availability of capital to fund our exploration and work programs and the resulting dilution caused by the raising of capital through the sale of shares; accidents and labour disputes; and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

These forward-looking statements are made as of the date of this news release, and, except as required by applicable law, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

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